Exhibit 99.1
BALLY’S CORPORATION ANNOUNCES FIRST QUARTER 2023 RESULTS

PROVIDENCE, R.I., - May 9, 2023 - Bally’s Corporation (NYSE: BALY) today reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights

•Revenue of $598.7 million, an increase of 9.2% year-over-year
•Net income of $178.3 million compared to $1.9 million in prior year
•Adjusted EBITDA of $126.4 million, an increase of 10.2% year-over-year
•Adjusted EBITDAR of $157.6 million
•Repurchased 1.0 million common shares for $19.8 million
•Repurchased $15.0 million principal amount of 5.875% Senior Notes due 2031 for $10.6 million
•Announced partnerships with Kambi & White Hat Gaming to support relaunch of Bally Bet
•UK White Paper formally released providing clarity for UK Gambling operators

Summary of Financial Results

	Quarter Ended March 31,
(in thousands, except percentages)	2023	2022
Revenue	$598,720	$548,271
Net income	178,336	1,889
Adjusted EBITDA(1)	126,355	114,700
(1) Refer to tables in this press release for a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated in accordance with GAAP.

Robeson Reeves, Bally’s Chief Executive Officer said, “We are pleased to have achieved strong results across all three of our segments, Casinos & Resorts, International Interactive and North America Interactive. Notably, our Casinos & Resorts segment saw continued momentum across the portfolio, generating record first quarter revenues of $328.8 million and Adjusted EBITDAR of $105.1 million, despite the impact of severe weather conditions that occurred in Lake Tahoe throughout the quarter and in Evansville in late March. International Interactive revenue also remained strong, increasing 7.2% overall, primarily driven by increased revenue activity in the UK totaling 9.6% on a constant currency basis. We are also pleased that, on April 27, the UK Government released its White Paper review of the 2005 Gambling Act. After four years of ongoing consultation, we are hopeful this will now bring some clarity for UK gambling operators.

In addition, North America Interactive significantly outperformed as cost-savings initiatives took hold faster than anticipated. We continue to be iGaming first and are executing extremely well in New Jersey where our market share surpassed 4%, well on our way to achieving our 6-8% longer term goal. As Ontario continues to progress, we look forward to our Pennsylvania launch in May as well. We are also closely monitoring the iGaming bill that was recently introduced into the Rhode Island legislature. Overall, our iGaming business is generating positive returns and we are very optimistic about the future of this business.

We are also excited about our recently announced partnerships with Kambi and White Hat Gaming to support our relaunch of Bally Bet, our online sports betting platform, fulfilling our promise to partner with best-in-class technology providers to get this business back up and running in an effective and efficient manner.”

George Papanier, Bally’s President, added, “Importantly, our portfolio’s near-term capex cycle has peaked for our Casinos & Resorts segment as several of our growth projects have come to or are nearing completion. This includes an upgrade of our flagship Bally’s Twin River in Rhode Island, which was completed in April, and our Kansas City expansion that will conclude in July. We look forward to the opening of the Chicago temporary casino in late summer 2023, which is on track and on budget. We are also advancing the full build of our Bally’s Chicago permanent facility, which is slightly ahead of schedule and on budget for opening in the summer of 2026. There is significant consumer demand for this project, and we couldn’t be more excited to begin producing results.”

Restructuring Program Update

Bally’s continues to execute on the restructuring plan it communicated earlier this year for its International and North America Interactive segments, realizing restructuring expense of $16.8 million in the first quarter of 2023. The Company implemented its cost-saving initiatives quicker and deeper than originally anticipated, and continues to evaluate additional cost-saving opportunities.

2023 Guidance

Bally’s is raising the low end of its Adjusted EBITDAR guidance range it provided on February 13, 2023, for the year ending December 31, 2023, to a new range of $665 million to $700 million, including a range of $40 million to $50 million of Adjusted EBITDA losses in North America Interactive and before approximately $124 million of rent expense (cash rent of $119 million). Revenue estimates remain in the range of $2.5 billion to $2.6 billion. We are also reducing our 2023 capital expenditure guidance from $170 million to $160 million, with maintenance capital expenditures at the casinos of $50 million, growth capital expenditures at casinos of $70 million and lowering software development costs (SDC) to $40 million.

Bally’s guidance is based on current plans and expectations and contains several assumptions. The guidance is subject to a number of known and unknown uncertainties and risks, including those discussed under “Cautionary Note Regarding Forward Looking Statements” set forth below.

Capital Return Program

During the first quarter, Bally’s repurchased 1.0 million shares of its common stock for an aggregate purchase price of $19.8 million. Bally’s currently has $174.8 million available for use under its capital return program, subject to limitations in its regulatory and debt agreements.

Separately, Bally’s also repurchased $15.0 million aggregate principal amount of its 5.875% Senior Notes due 2031 for an aggregate purchase price of $10.6 million in the quarter.

Leadership Transition

Earlier today, Bally’s announced that Robert Lavan, Executive Vice President and Chief Financial Officer, will step down and Marcus Glover was appointed Executive Vice President and Chief Financial Officer subject to regulatory approvals. Reporting to Mr. Glover, H.C. Charles Diao will also join Bally’s as Senior Vice President, Finance and Corporate Treasurer. Additionally, Jaymin B. Patel will serve as Vice Chairman of the Board of Directors (the “Board”) and will Chair the Board’s newly created Operational Integration Committee.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, Bally’s has included in this earnings release non-GAAP financial measures for Adjusted EBITDA and Adjusted EBITDAR, which exclude certain items described below. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for Bally’s, or where noted Bally’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition, integration and restructuring expenses, share-based compensation, and certain other gains or losses as well as, when presented for Bally’s reporting segments, an adjustment related to the allocation of corporate costs among segments.

“Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s Casinos & Resorts segment plus rent expense associated with triple net operating leases.

Management has historically used Adjusted EBITDA when evaluating operating performance because Bally’s believes that this metric is necessary to provide a full understanding of Bally’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in Bally’s industry and a principal basis for valuing such companies as well. Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric. Management believes Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. Adjusted EBITDA should not be construed as an alternative to GAAP net income as an indicator of Bally’s performance. In addition, Adjusted EBITDA or Adjusted EBITDAR as used by Bally’s may not be defined in the same manner as other companies in Bally’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide reconciliations of Adjusted EBITDAR on a forward-looking basis to net income, its most comparable GAAP financial measure, because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculations of Adjusted EBITDAR. Bally’s believes that the probable significance of providing this forward-looking valuation metric without a reconciliation to the most directly comparable GAAP metric, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful in valuing its business. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDAR in the future. Accordingly, the actual effect of these items, when determined, could potentially be significant to the calculation of Adjusted EBITDAR.

First Quarter Conference Call

Bally’s first quarter 2023 earnings conference call and audio webcast will be held today, Tuesday, May 9, 2023, at 10:00 a.m. EDT. To access the conference call, please dial (800) 267-6316 (U.S. toll-free) and reference conference ID BALYQ123. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of Bally’s website at www.ballys.com. An online archive of the webcast will be available on Bally’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website under Events & Presentations.

About Bally’s Corporation

Bally’s Corporation is a global casino-entertainment company with a growing omni-channel presence of Online Sports Betting and iGaming offerings. It currently owns and manages 15 casinos across 10 states, a horse racetrack in Colorado and has access to OSB licenses in 18 states. It also owns Bally’s Interactive International, formerly Gamesys Group, a leading, global, online gaming operator, Bally Bet, a first-in-class sports betting platform and Bally Casino, a growing iCasino platform.

With 10,500 employees, Bally’s casino operations include approximately 15,000 slot machines, 600 table games and 5,300 hotel rooms. Upon completing the construction of a temporary casino facility in Chicago, IL and a land-based casino near the Nittany Mall in State College, PA, Bally’s will own and/or manage 17 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Jeff Chalson	Richard Goldman
VP of Corporate Development & Strategy	Kekst CNC
401-475-8564	646-847-6102
InvestorRelations@ballys.com	BallysMediaInquiries@kekstcnc.com

BALLY’S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Gaming	$486,895	$463,702
Non-gaming	111,825	84,569
Total revenue	598,720	548,271

Operating (income) costs and expenses:
Gaming	217,661	219,212
Non-gaming	52,344	40,637
General and administrative	251,608	187,021
Gain from sale-leaseback, net	(374,186)	—
Depreciation and amortization	74,561	78,881
Total operating costs and expenses	221,988	525,751
Income from operations	376,732	22,520

Other income (expense):
Interest expense, net of amounts capitalized	(63,264)	(45,685)
Other non-operating income, net	2,610	19,479
Total other income (expense), net	(60,654)	(26,206)

Income (loss) before income taxes	316,078	(3,686)
Provision (benefit) for income taxes	137,742	(5,575)
Net income	$178,336	$1,889

Basic earnings per share	$3.28	$0.03
Weighted average common shares outstanding - basic	54,420	60,017
Diluted earnings per share	$3.24	$0.03
Weighted average common shares outstanding - diluted	55,089	60,120

BALLY’S CORPORATION

Revenue and Reconciliation of Net Income and Net Income Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Revenue	$598,720	$548,271

Net income	$178,336	$1,889
Interest expense, net of interest income	63,264	45,685
Provision (benefit) for income taxes	137,742	(5,575)
Depreciation and amortization	74,561	78,881
Non-operating (income) expense (1)	(4,818)	(19,297)
Foreign exchange (gain) loss	4,308	(182)
Transaction costs(1)	22,018	6,023
Restructuring charges(1)	16,822	—
Share-based compensation	6,040	5,095
Gain on sale-leaseback, net	(374,186)	—
Planned business divestiture(1)	1,864	—
Other, net(1)	404	2,181
Adjusted EBITDA	$126,355	$114,700

Net income margin	29.8%	0.3%
Adjusted EBITDA margin	21.1%	20.9%
________________________________
(1)    See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment (unaudited)” tables below.

BALLY’S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Three Months Ended March 31, 2023	Casinos & Resorts	North America Interactive	International Interactive	Other	Total
Revenue	$328,786	$24,362	$245,572	$—	$598,720

Net income (loss)	$332,885	$(17,534)	$15,580	$(152,595)	$178,336
Interest expense, net of interest income	7	(1)	(186)	63,444	63,264
Provision (benefit) for income taxes	74,974	(7,642)	342	70,068	137,742
Depreciation and amortization	17,190	3,475	46,062	7,834	74,561
Non-operating (income) expense (1)	—	(785)	203	(4,236)	(4,818)
Foreign exchange (gain) loss	(2)	2,066	2,855	(611)	4,308
Transaction costs(2)	—	1,233	5,509	15,276	22,018
Restructuring charges(3)	—	5,858	9,332	1,632	16,822
Share-based compensation	—	—	—	6,040	6,040
Gain on sale-leaseback, net	(374,186)	—	—	—	(374,186)
Planned business divestiture(4)	—	1,864	—	—	1,864
Other, net(5)	(1,182)	564	604	418	404
Allocation of corporate costs	24,199	339	—	(24,538)	—
Adjusted EBITDA	$73,885	$(10,563)	$80,301	$(17,268)	$126,355
Rent expense associated with triple net operating leases(6)	31,238				31,238
Adjusted EBITDAR	$105,123				$157,593
________________________________
(1)    Non-operating (income) expense for the applicable periods include: (i) change in value of naming rights liabilities, (ii) gain on extinguishment of debt and, (iii) other (income) expense, net.
(2)    Includes financing costs incurred in connection with the Hard Rock Biloxi and Tiverton sale lease-back transactions and other acquisition and transaction related costs.
(3) Restructuring costs related to the Interactive business workforce reduction.
(4)    Losses related to a North America Interactive business that Bally’s is marketing as held-for-sale as of March 31, 2023.
(5) Other includes the following items: (i) non-routine legal expenses, net of recoveries for matters outside the normal course of business, (ii) depreciation expense and a gain on assets related to our Rhode Island joint venture, and (iii) other individually de minimis expenses.
(6)    Consists of the operating lease components contained within our triple net master lease dated June 4, 2021 with GLPI for the real estate assets used in the operation of Bally’s Evansville, Bally’s Dover, Bally’s Quad Cities, Bally’s Black Hawk, Hard Rock Biloxi and Bally’s Tiverton, the individual triple net lease with GLPI for the land underlying the operations of Tropicana Las Vegas, and the triple net lease assumed in connection with the acquisition of Bally’s Lake Tahoe for real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

BALLY’S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Three Months Ended March 31, 2022	Casinos & Resorts	North America Interactive	International Interactive	Other	Total
Revenue	$279,970	$15,227	$253,074	$—	$548,271

Net income (loss)	$28,023	$(25,373)	$28,808	$(29,569)	$1,889
Interest expense, net of interest income	4	(2)	166	45,517	45,685
Provision (benefit) for income taxes	9,228	(2,884)	(3,167)	(8,752)	(5,575)
Depreciation and amortization	15,353	8,974	46,064	8,490	78,881
Non-operating (income) expense(1)	—	—	(305)	(18,992)	(19,297)
Foreign exchange loss	—	(1,595)	1,420	(7)	(182)
Transaction costs(2)	—	289	341	5,393	6,023
Share-based compensation	—	—	—	5,095	5,095
Other, net(3)	(164)	850	—	1,495	2,181
Allocation of corporate costs	21,346	416	—	(21,762)	—
Adjusted EBITDA	$73,790	$(19,325)	$73,327	$(13,092)	$114,700
________________________________
(1)    Non-operating (income) expense for the applicable periods include: (i) change in value of naming rights liabilities, (ii) adjustment on bargain purchases and, (iii) other (income) expense, net.
(2)    Includes acquisition costs, integration costs related to our Interactive business and financing related expenses.
(3)    Other includes the following non-recurring items: (i) non-routine legal expenses, net of recoveries for matters outside the normal course of business, (ii) rebranding expenses in connection with Bally’s corporate name change, and (iii) other individually de minimis expenses.

BALLY’S CORPORATION

Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	March 31, 2023	December 31, 2022
Cash and cash equivalents	$344,266	$212,515

Term Loan Facility	$1,920,687	$1,925,550
Revolving Credit Facility	—	137,000
5.625% Senior Notes due 2029	750,000	750,000
5.875% Senior Notes due 2031	735,000	750,000
Less: Unamortized original issue discount	(26,666)	(27,729)
Less: Unamortized deferred financing fees	(44,507)	(46,266)
Long-term debt, including current portion	$3,334,514	$3,488,555
Less: Current portion of Term Loan and Revolving Credit Facility	$(19,450)	$(19,450)
Long-term debt, net of discount and deferred financing fees; excluding current portion	$3,315,064	$3,469,105

Cash Flow Data

	Three Months Ended March 31,
(in thousands)	2023	2022	2021
Capital expenditures	$43,678	$54,516	$15,327
Cash paid for internally developed software	7,143	14,956	—
Acquisition of gaming licenses	1,900	860	250
Cash payments associated with triple net operating leases(1)	29,094	10,000	—
________________________________
(1)    Consists of payments made in connection with Bally’s triple net operating leases, as defined above.